Consent of Independent Auditors'


We consent to the reference to our firm under the caption "Experts" in Registration Statement No. on Form S-3 of Synovics Pharmaceuticals, Inc. and the related Prospectus for the registration of 4,005,660 shares of common stock and to the incorporation by reference therein of our report dated January 25, 2006 with respect to the consolidated financial statements of Synovics Pharmaceuticals, Inc. (formerly Bionutrics, Inc.) in its Annual Report (Form 10-K) for the years ended October 31, 2005 and 2004 included therein and filed with the Securities and Exchange Commission.


                                                 /s/ Miller Ellin & Company, LLP
                                                 MILLER ELLIN & COMPANY, LLP


July 20, 2006